                                                                 EXHIBIT 2.7




                            STOCK PURCHASE AGREEMENT

                                     AMONG

                            PATTERSON ENERGY, INC.,

                             SPENCER D. ARMOUR, III

                                      AND

                                RICHARD G. PRICE

                               TABLE OF CONTENTS

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
ARTICLE I

THE STOCK PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
         SECTION 1.1  The Stock Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
         SECTION 1.2  Stock Purchase Consideration  . . . . . . . . . . . . . . . . . . . . . . . . -1-
         SECTION 1.3  No Further Ownership Rights in Lone Star Common Stock . . . . . . . . . . . . -2-
         SECTION 1.4  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         SECTION 2.1  Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . -2-
         SECTION 2.2  Authority; Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . -2-
         SECTION 2.3  Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
         SECTION 2.4  SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
         SECTION 2.5  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
         SECTION 2.6  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
         SECTION 2.7  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
         SECTION 3.1  Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . -6-
         SECTION 3.2  Capital Structure of Lone Star and Subsidiary . . . . . . . . . . . . . . . . -6-
         SECTION 3.3  Ownership of Lone Star Common Stock . . . . . . . . . . . . . . . . . . . . . -7-
         SECTION 3.4  Authority; Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . -7-
         SECTION 3.5  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
         SECTION 3.6  Absence of Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . -8-
         SECTION 3.7  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
         SECTION 3.8  Real and Personal Property; Title Thereto . . . . . . . . . . . . . . . . . . -9-
         SECTION 3.9  Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         SECTION 3.10  Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         SECTION 3.11  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         SECTION 3.12  Contracts and Other Agreements . . . . . . . . . . . . . . . . . . . . . . . -9-
         SECTION 3.13  Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 3.14  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . .  -10-
         SECTION 3.15  Employee Benefit Plans; Employment Agreements  . . . . . . . . . . . . . .  -10-
         SECTION 3.16  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 3.17  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         SECTION 3.18  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         SECTION 3.19  Governmental Licenses and Permits; Compliance with Law . . . . . . . . . .  -12-

         SECTION 3.20  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         SECTION 3.21  Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         SECTION 3.22  Distributions to Stockholders  . . . . . . . . . . . . . . . . . . . . . .  -13-
         SECTION 3.23  Workers' Compensation Claims . . . . . . . . . . . . . . . . . . . . . . .  -13-

ARTICLE IV

ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         SECTION 4.1  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         SECTION 4.2  Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         SECTION 4.3  S. Armour and R. Price Indemnification  . . . . . . . . . . . . . . . . . .  -13-
         SECTION 4.4  PEC Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         SECTION 4.5  Filing of Registration Statement on Form S-3  . . . . . . . . . . . . . . .  -14-
         SECTION 4.6  Nasdaq National Market  . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         SECTION 4.7  Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         SECTION 4.8  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         SECTION 4.9  First Right of Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         SECTION 4.10  Payment of Western National Bank Loan  . . . . . . . . . . . . . . . . . .  -15-

ARTICLE V

CONDITIONS PRECEDENT TO THE STOCK PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         SECTION 5.1  Conditions to Each Party's Obligation to Effect the Stock Purchase  . . . .  -15-
         SECTION 5.2  Conditions to Obligation of the Shareholders to Effect the Stock Purchase .  -16-
         SECTION 5.3  Conditions to Obligations of PEC to Effect the Stock Purchase . . . . . . .  -18-

ARTICLE VI

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
         SECTION 6.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
         SECTION 6.2  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
         SECTION 6.3  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
         SECTION 6.4  Entire Agreement; No Third-Party Beneficiaries  . . . . . . . . . . . . . .  -21-
         SECTION 6.5  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         SECTION 6.6  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         SECTION 6.7  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         SECTION 6.8  Enforcement of This Agreement . . . . . . . . . . . . . . . . . . . . . . .  -22-


EXHIBIT A(I)     Non-Competition Agreement of Spencer D. Armour, III
EXHIBIT A(II)    Non-Competition Agreement of Richard G. Price
EXHIBIT B(I)     Employment Agreement with Spencer D. Armour, III
EXHIBIT B(II)    Employment Agreement with Richard G. Price

EXHIBIT C                 Registration Rights Agreement
EXHIBIT D                 Form of Investment Representation Letter

                            STOCK PURCHASE AGREEMENT


                 STOCK PURCHASE AGREEMENT, dated as of January 5, 1998 (this "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), SPENCER D. ARMOUR, III ("S. Armour"), and RICHARD G. PRICE ("R. Price") (S. Armour and R. Price being sometimes referred to herein collectively as the "Shareholders").


                                  WITNESSETH:

                 WHEREAS, S. Armour and R. Price own (beneficially and of record) all of the outstanding common stock, par value $1.00 per share ("Lone Star Common Stock"), of Lone Star Mud, Incorporated, a Texas corporation ("Lone Star");

                 WHEREAS, PEC desires to purchase, and S. Armour and R. Price desire to sell, or cause the sale of, all of the outstanding Lone Star Common Stock (the "Stock Purchase") for the consideration set forth and provided for herein; and

                 WHEREAS, PEC, on the one hand, and S. Armour and R. Price, on the other, desire to make certain representations, warranties and agreements in connection with the Stock Purchase.

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                               THE STOCK PURCHASE

                 SECTION 1.1 The Stock Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.4 below) provided herein, PEC shall purchase from S. Armour and R. Price, and S. Armour and R. Price shall sell, or cause to be sold, to PEC, all of the outstanding shares of Lone Star Common Stock.

                 SECTION 1.2 Stock Purchase Consideration. PEC agrees to pay or issue to the Shareholders the following consideration (the "Stock Purchase Consideration"): (a) a total of $1,430,000 in cash, with $729,300 in cash being paid to S. Armour and $700,700 in cash being paid to R. Price; and (b) 285,664 shares (collectively, the "PEC Shares") of the common stock, par value $0.01 per share (the "PEC Common Stock"), of PEC, with a total of 145,689 shares of PEC Common Stock being issued to S. Armour and 139,975 shares of PEC Common Stock being issued to R. Price.

                 SECTION 1.3 No Further Ownership Rights in Lone Star Common Stock. All Stock Purchase Consideration paid and issued in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the outstanding shares of Lone Star Common Stock.

                 SECTION 1.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of PEC in Snyder, Texas at 10:00 a.m. local time, on the date of this Agreement or at such other time and place as PEC and the Shareholders shall agree.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PEC

                 PEC represents and warrants to the Shareholders as follows:

                 SECTION 2.1 Organization, Standing and Power. PEC (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted, and (ii) is in good standing in each jurisdiction where the character of its business owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect on PEC. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PEC or Lone Star, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of PEC and its subsidiaries taken as a whole or Lone Star, as the case may be.

                 SECTION 2.2 Authority; Non-Contravention. PEC has all requisite power and authority to enter into this Agreement and to consummate the Stock Purchase. The execution and delivery by PEC of this Agreement and the consummation by PEC of the Stock Purchase have been duly authorized by all necessary corporate action on the part of PEC. This Agreement has been duly executed and delivered by PEC and (assuming the valid authorization, execution and delivery of this Agreement by S. Armour and R. Price) constitutes a valid and binding obligation of PEC enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PEC under, any provision of (i) the Articles of Incorporation or Bylaws of PEC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PEC, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEC or any of its properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults, rig losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PEC, materially impair the ability of PEC to perform its obligations hereunder or under the Registration Rights Agreement required by Section 5.2(d) hereof or prevent the consummation of any of the transactions contemplated hereby or thereby.

                 SECTION 2.3 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 50,000,000 shares of common stock, par value $0.01 per share ("PEC Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share ("PEC Preferred Stock"). At the close of business on the day immediately preceding the date of this Agreement,
(i) 15,766,622 shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (ii) no shares of PEC Preferred Stock are issued and outstanding. The PEC Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. All shares of PEC Common Stock issuable pursuant to the Stock Purchase in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

                 SECTION 2.4 SEC Documents. PEC has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1996 (the "PEC/SEC Documents"). As of their respective dates, the PEC/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC included in the PEC/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated subsidiaries) as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                 SECTION 2.5  Environmental Matters.

                 (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on PEC, to the knowledge of the executive officers of PEC:

                 (i) PEC and its subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Closing with compliance by PEC and its subsidiaries with Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by PEC of the transactions contemplated hereby or the operation of the business of PEC or any of its subsidiaries on the date of the Closing;

                 (iii) neither PEC nor any of its subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against PEC or any of its subsidiaries;

                 (iv) neither PEC nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including, without limitation, those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                 (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which PEC or any of its subsidiaries would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                 (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of PEC or any of its subsidiaries under any Environmental Laws.

                 (b) For purposes of this Agreement, the terms below shall have the following meanings:

                          "Environmental Claim" means any written complaint,
                 notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to PEC or any of its subsidiaries (or, for purposes of Section 3.17, Lone Star) asserting liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of PEC or any of its subsidiaries (or, for purposes of Section 3.17, Lone
                 Star) under any Environmental Law.

                          "Environmental Permits" means all permits, licenses,
                 registrations, exemptions and other governmental authorizations required under Environmental Laws for PEC or any of its subsidiaries (or, for purposes of Section 3.17, Lone Star) to conduct its operations as presently conducted.

                          "Environmental Laws" means all applicable foreign,
                 federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                          "Hazardous Materials" means all hazardous or toxic
                 substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

                 SECTION 2.6 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of PEC, threatened against PEC or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which PEC or any of its subsidiaries is subject that would impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                 SECTION 2.7 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEC.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

                 S. Amour and R. Price jointly and severally represent and warrant to PEC as follows:

                 SECTION 3.1 Organization, Standing and Power. Lone Star (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted, (ii) is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except as set forth in Section
3.1 of the disclosure schedule of S. Armour and R. Price, dated as of the date of this Agreement, previously delivered to PEC (the "Armour and Price Disclosure Schedule"). Except for the LSM Trucking Corporation (the "Subsidiary"), Lone Star has no subsidiaries. The Subsidiary (i) is a wholly-owned subsidiary of Lone Star, (ii) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and
(iii) has the requisite corporate power and authority to carry on its business as now being conducted. The Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except as set forth in Section 3.1 of the Armour and Price Disclosure Schedule. Prior to the Closing, Lone Star owned all of the issued and outstanding capital stock of MUD-TECH, INC., a Texas corporation ("Mud-Tech"). Mud-Tech had no assets or operations and conducted no business. All record and beneficial ownership of the issued and outstanding capital stock of Mud-Tech (the "Mud-Tech Common Stock") was fully and effectively transferred to S. Armour and R. Price, the sole shareholders of Lone Star, immediately prior to the Closing and is now owned beneficially and of record by S. Armour and R. Price. At the time of such transfer, the fair market value of the Mud-Tech Common Stock was zero.

                 SECTION 3.2 Capital Structure of Lone Star and Subsidiary. The authorized capital stock of Lone Star consists of 500,000 shares of Lone Star Common Stock, of which 1,000 shares are issued and outstanding. All outstanding shares of Lone Star Common Stock are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Lone Star is a party or by which it is bound obligating Lone Star to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Lone Star. The authorized capital stock of Subsidiary consists of 1,000,000 shares of Common Stock, par value $1.00 per share ("Subsidiary Common Stock"), of which 1,000 shares are issued and outstanding. All outstanding shares of Subsidiary Common Stock are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Subsidiary is a party or by which it is bound obligating Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Subsidiary.

                 SECTION 3.3 Ownership of Lone Star Common Stock. Section 3.3 of the Armour and Price Disclosure Schedule sets forth a true and correct list of the ownership of Lone Star Common Stock by the stockholders of Lone Star. Each of the stockholders of Lone Star beneficially holds such Lone Star Common Stock free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933 and state securities laws), taxes, Liens (as defined below in this Section), options, warrants, purchase rights, contracts, commitments, equities, claims and demands. None of the stockholders of the Company is a party to (i) any option, warrant, purchase right, or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any Lone Star Common Stock (other than pursuant to this Agreement) or (ii) any voting trust, proxy, or other agreement or understanding with respect to the Lone Star Common Stock. For purposes of this Agreement "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

                 SECTION 3.4 Authority; Non-Contravention. Each of the Shareholders has all requisite power and authority to enter into this Agreement and to consummate the Stock Purchase. This Agreement has been duly executed and delivered by the Shareholders and (assuming the valid authorization, execution and delivery of this Agreement by PEC) constitutes a valid and binding obligation of each of the Shareholders enforceable against him in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth on Section 3.4 of the Armour and Price Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Stock Purchase and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of Lone Star or Subsidiary under, any provision of (i) the Articles of Incorporation or Bylaws of Lone Star or Subsidiary (true and complete copies of which as of the date hereof have been delivered to PEC), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to either of the Shareholders, Lone Star or Subsidiary, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either of the Shareholders, Lone Star or Subsidiary or any of the respective properties or assets of Lone Star or Subsidiary, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Lone Star or Subsidiary, materially impair the ability of either of the Shareholders to perform his obligations hereunder or prevent the consummation of the Stock Purchase. Except as set forth on Section
3.4 of the Armour and Price Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to either of the Shareholders, Lone Star or Subsidiary in connection with the execution and delivery of this Agreement by the Shareholders or is necessary for the consummation by the Shareholders of the Stock Purchase or any other transaction contemplated by this Agreement.

                 SECTION 3.5 Financial Statements. Included in Section 3.5 of the Armour and Price Disclosure Schedule are the following unaudited financial statements (collectively, the "Lone Star Financial Statements") of Lone Star and Subsidiary; (i) balance sheets as of December 31, 1996 and September 30, 1997; and (ii) statements of income for (x) each of the four years in the period ended December 31, 1996, and (y) the nine-month period ended September 30, 1997.

                 Except as may be set forth in Section 3.5 of the Armour and Price Disclosure Schedule, the Lone Star Financial Statements (a) are complete and correct in all material respects, (b) have been prepared in conformity with accrual tax basis accounting consistently applied, and (c) present fairly the financial condition of Lone Star and Subsidiary at the dates presented and the results of operations of Lone Star and Subsidiary for the periods covered. There does not, and there will not be at Closing, exist any fact, event, condition or claim known to the Shareholders which would cause a Material Adverse Change in the Lone Star Financial Statements as presented other than as set forth therein.

                 SECTION 3.6 Absence of Material Adverse Change. Except as otherwise set forth in Section 3.6 of the Armour and Price Disclosure Schedule, there has not been any Material Adverse Change with respect to Lone Star or Subsidiary since September 30, 1997.

                 SECTION 3.7  Taxes.  Except as otherwise set forth in Section
3.7 of the Armour and Price Disclosure Schedule: (i) all Tax Returns required to be filed by Lone Star and Subsidiary have been filed or extensions have been validly obtained; (ii) Tax Returns referred to in clause (i) are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been timely paid or extensions have been duly obtained or such taxes have been adequately provided for on Lone Star's balance sheet or are being timely and properly contested; (iv) neither Lone Star nor Subsidiary has waived any statute of limitations in respect of Taxes of Lone Star or Subsidiary; (v) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending;
(vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for on Lone Star's balance sheet or are being timely and properly contested; and (viii) Lone Star and Subsidiary have made available to PEC correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Lone Star. For purposes of this Agreement,
(a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                 SECTION 3.8 Real and Personal Property; Title Thereto. Set forth in Section 3.8 of the Armour and Price Disclosure Schedule is a complete and accurate schedule of (a) all real and personal property owned by Lone Star or Subsidiary having an individual fair market value in excess of $10,000, and
(b) any real or personal property held by Lone Star or Subsidiary under lease. Except as set forth in Section 3.8 of the Armour and Price Disclosure Schedule, Lone Star or Subsidiary has good and, with respect to real property, indefeasible title to all of such real property and personal property, subject to no Liens except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith, and (ii) any Liens arising by operation of law securing obligations not yet overdue. Any real or personal property held by Lone Star or Subsidiary under lease are held under valid and enforceable leases which will continue in full force and effect immediately after the Closing Date; neither Lone Star nor Subsidiary is in default with respect to any such lease.

                 SECTION 3.9 Accounts Receivable. Set forth in Section 3.9 of the Armour and Price Disclosure Schedule is a complete and accurate schedule of the accounts receivable of Lone Star and Subsidiary as of September 30, 1997, as reflected in the balance sheet as of that date included in the Lone Star Financial Statements, together with an accurate aging of those accounts. To the best knowledge of Lone Star, the accounts described in Section 3.9 have been collected in full or are valid obligations owing to Lone Star. Except as set forth in Section 3.9 of the Armour and Price Disclosure Schedule, Lone Star has no knowledge of any facts or circumstances indicating that any of such accounts (to the extent not yet collected) will not be collected in full.

                 SECTION 3.10 Liabilities. There are no liabilities of Lone Star or Subsidiary of any kind, whether contingent or fixed, other than (i) liabilities disclosed or provided for in the balance sheet of Lone Star as of September 30, 1997 included in Lone Star Financial Statements or disclosed in
Section 3.10 of the Armour and Price Disclosure Schedule, or (ii) liabilities incurred in the ordinary course of business since September 30, 1997, none of which, either individually or in the aggregate, may be reasonably expected to be materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Lone Star.

                 SECTION 3.11 Insurance. Set forth in Section 3.11 of the Armour and Price Disclosure Schedule is an accurate and complete list and brief description of all policies of fire and extended coverage, liability, worker compensation and other forms of similar insurance or indemnity bonds held by Lone Star or Subsidiary. Neither Lone Star nor Subsidiary is in default in any material respect with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion, which failure would materially adversely affect the condition (financial or otherwise), results of operations, assets, liabilities or business of Lone Star or Subsidiary.

                 SECTION 3.12 Contracts and Other Agreements. Except as disclosed on Section 3.12 of the Armour and Price Disclosure Schedule, neither Lone Star nor Subsidiary is a party to or bound by any written or oral (i) employment, agency, consulting or similar contract which cannot be terminated upon 30 days' notice without liability to Lone Star or Subsidiary, as the case may be, (ii) lease, whether as lessor or lessee, with respect to any real or personal property, (iii) contract or commitment involving more than $10,000 a year, other than contracts with Lone Star's drilling fluids customers in the ordinary course of business;
(iv) credit agreements; (v) guarantee, suretyship, indemnification or contribution agreement, or (vi) other contracts not made in the ordinary course of business.

                 SECTION 3.13 Records. The stock record books and minute books of each of Lone Star and Subsidiary are complete and correct in all material respects, and record all transactions required to be set forth concerning all proceedings, consents, actions and meetings of the stockholders and the Board of Directors of Lone Star or Subsidiary, as the case may be.

                 SECTION 3.14 Transactions with Affiliates. Except as otherwise set forth in Section 3.14 of the Armour and Price Disclosure Schedule, no Affiliate (as hereinafter defined) has any direct or indirect interest in or owns directly or indirectly any asset or right owned by or used in the conduct of the respective businesses of Lone Star or Subsidiary or is party to any contract, lease, agreement, arrangement or commitment used in such business.

                 "Affiliate" as used in this Section 3.14 means a person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under, control with Lone Star or Subsidiary. For purposes of this definition, the officers, directors and stockholders of Lone Star or Subsidiary shall be deemed Affiliates.

                 SECTION 3.15 Employee Benefit Plans; Employment Agreements. With respect to all the employee benefit plans, programs and arrangements of Lone Star or Subsidiary, including, but not limited to, the Lone Star Mud, Inc. Retirement Plan (the "Lone Star Profit Sharing Plan") and related trust maintained for the benefit of any current or former employee, officer or director of Lone Star or Subsidiary (collectively, the "Lone Star Plans"), except as would not, individually or in the aggregate, have a Material Adverse Effect on Lone Star and Subsidiary: (i) none of the Lone Star Plans is a multi-employer plan within the meaning of ERISA; (ii) none of the Lone Star Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law; (iii) each Lone Star Plan intended to be qualified under Section 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Lone Star Plan; (iv) each Lone Star Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; and (v) neither Lone Star nor Subsidiary has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Lone Star Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of any Lone Star Plan subject to Title IV of ERISA do not exceed the fair market value of the assets of such Lone Star Plan. Except as set forth in Section 3.15 of the Armour and Price Disclosure Schedule, neither

Lone Star nor Subsidiary has any Lone Star Plans or any employment or severance agreements with any of its employees.

                 SECTION 3.16 Labor Matters. (i) Neither Lone Star nor Subsidiary is a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of Lone Star, threatened, with regard to employees of Lone Star or Subsidiary; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of Lone Star, threatened against Lone Star or Subsidiary; (iv) as of the date hereof, no representation question exists, nor to the knowledge of Lone Star are there any campaigns being conducted to solicit cards from the employees of Lone Star or Subsidiary to authorize representation by a labor organization; (v) neither Lone Star nor Subsidiary is party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Lone Star or Subsidiary; (vi) neither Lone Star nor Subsidiary has incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; and (vii) except as disclosed in Section
3.16 of the Armour and Price Disclosure Schedule, each of Lone Star and Subsidiary is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on Lone Star or Subsidiary.

         SECTION 3.17  Environmental Matters.

                 (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Lone Star or Subsidiary, to the knowledge of the
Shareholders:

                 (i) Lone Star and Subsidiary hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Closing with compliance by Lone Star and Subsidiary with Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by the Shareholders of the transactions contemplated hereby or the operation of the business of Lone Star or Subsidiary on the date of the Closing;

                 (iii) Neither Lone Star nor Subsidiary has received any Environmental Claim, nor has any Environmental Claim been threatened against Lone Star or Subsidiary;

                 (iv) Neither Lone Star nor Subsidiary has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including, without limitation, those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                 (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Lone Star or Subsidiary would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                 (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Lone Star or Subsidiary under any Environmental Laws.

                 SECTION 3.18 Litigation. Except as set forth in Section 3.18 of the Armour and Price Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Shareholders, threatened against Lone Star or Subsidiary at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on either Lone Star or Subsidiary or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of either of the Shareholders to perform his obligations hereunder or to consummate the Stock Purchase, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which either of the Shareholders, Lone Star or Subsidiary is subject that would have a Material Adverse Effect on Lone Star or Subsidiary or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of either of the Shareholders to perform his obligations hereunder or to consummate the Stock Purchase.

                 SECTION 3.19 Governmental Licenses and Permits; Compliance with Law. Neither Lone Star nor Subsidiary has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on Lone Star or Subsidiary. To the best knowledge of the Shareholders, the conduct of the business of Lone Star or Subsidiary complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on Lone Star or Subsidiary.

                 SECTION 3.20 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of the Shareholders, Lone Star or Subsidiary.

                 SECTION 3.21 Bank Accounts. A complete list of each bank account maintained by Lone Star or Subsidiary, including safe deposit boxes maintained by Lone Star or Subsidiary, the account balances and the names of the persons authorized to draw down upon or have access thereto is set forth in
Section 3.21 of the Armour and Price Disclosure Schedule.

                 SECTION 3.22 Distributions to Stockholders of Lone Star. Neither Lone Star nor Subsidiary, since September 30, 1997, has declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise made any payments to any of the stockholders of Lone Star other than salaries in the ordinary course of business and bonuses accrued on the September 30, 1997 balance sheet of Lone Star.

                 SECTION 3.23 Workers' Compensation Claims. Except as set forth in Section 3.23 of the Armour and Price Disclosure Schedule, there are no workers' compensation claims pending or, to the knowledge of the Shareholders, threatened against Lone Star or Subsidiary.


                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

                 SECTION 4.1 Fees and Expenses. All costs and expenses incurred by PEC in connection with this Agreement and the transactions contemplated hereby shall be paid by PEC; such costs and expenses incurred by the Shareholders shall be paid by Lone Star.

                 SECTION 4.2 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

                 SECTION 4.3 S. Armour and R. Price Indemnification. On and after the date of Closing, the Shareholders shall jointly and severally indemnify and hold PEC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of PEC), relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of the Shareholders contained in this Agreement. The indemnification provided for in this Section
4.3 shall terminate and be of no further force and effect two years from the date of Closing, except as to any representation or warranty as to which a written notice of claim for indemnification has been given to S. Armour and R. Price prior to the expiration of such two-year period.

                 SECTION 4.4 PEC Indemnification. On and after the Closing Date, PEC shall indemnify and hold the Shareholders harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of the Shareholders) relating to any misrepresentation, breach of any misrepresentation or warranty or non-fulfillment of any agreement on the part of PEC contained in this Agreement. The indemnification provided for in this Section 4.4 shall terminate and be of no further force and effect two years from the date of Closing, except as to any representation or warranty as to which a written notice of claim for indemnification has been given to PEC prior to the expiration of such two-year period.

                 SECTION 4.5 Filing of Registration Statement on Form S-3. PEC agrees to file a Registration Statement on Form S-3 with the SEC on the date of Closing covering the distribution of the PEC Shares and further agrees to use its best efforts to cause such Registration Statement to become effective with the SEC, all as more fully provided in the Registration Rights Agreement attached hereto as Exhibit C.

                 SECTION 4.6 Nasdaq National Market. PEC shall use its reasonable best efforts to list on the Nasdaq National Market, upon official notice of issuance, the PEC Shares issued in connection with the Stock Purchase.

                 SECTION 4.7 Employee Benefits. All employee benefits plans and programs of Lone Star ("Lone Star Employee Plans") shall survive the Closing with the understanding that following the Closing, the Board of Directors of Lone Star will review the Lone Star Employee Plans and determine the feasibility of maintaining the Lone Star Employment Plans following the Stock Purchase. To the extent one or more of the various Lone Star Employee Plans are terminated, employees of Lone Star who continue as employees of Lone Star shall be provided with employee benefits under PEC plans and programs (including, but not limited to, stock option, life insurance, medical, profit sharing (including 401(k)), severance, salary continuation and fringe benefits).

                 SECTION 4.8 Tax Matters. Each of PEC and the Shareholders understands and acknowledges that the Stock Purchase will be a taxable sale of stock for federal income tax purposes.

                 SECTION 4.9 First Right of Refusal. If, during the First Right of Refusal Period (as defined below), PEC desires to sell Lone Star, the sale shall be made only pursuant to a bona fide written offer to purchase received by PEC from a third party (the "Offer"). PEC shall give written notice (the "Notice") of the Offer to S. Armour and R. Price. The Notice shall include a copy of the Offer and shall state the name of the proposed purchaser, the nature of the transaction, the price, and all other terms and conditions of the proposed sale. For 30 days following receipt of the Notice,
S. Armour and R. Price (in such proportions as they may agree, or, if they do not agree, then in the same proportion as their ownership of the issued and outstanding Lone Star Common Stock immediately prior to the execution of this Agreement) shall have the option to purchase all (but not less than all) of Lone Star at the price and on the terms set forth in the Offer. If S. Armour and R. Price do not elect within such 30-day period to purchase Lone Star in accordance with the terms of the Offer, Lone Star may be sold by PEC to the third party pursuant to the Offer. For purposes of this Section 5.9, the sale or merger of PEC, or the sale of all or substantially all of the assets of PEC, to or with a third party shall not be deemed to be a sale of Lone Star. As used herein, the term "First Right of Refusal Period" means the period beginning on the date of this Agreement and ending on the last to terminate of the employment of S. Armour and R. Price with Lone Star.

                 SECTION 4.10 Payment of Western National Bank Loan. Within 30 days after the Closing, PEC shall pay in full the outstanding principal and interest (presently equal to $1,582,939.89) due under the two Promissory Notes, each dated March 4, 1997, by Lone Star, as Borrower, to Western National Bank, as Lender in the original principal amounts of $2,000,000 and $488,300, respectively.


                                   ARTICLE V

                   CONDITIONS PRECEDENT TO THE STOCK PURCHASE

                 SECTION 5.1 Conditions to Each Party's Obligation to Effect the Stock Purchase. The respective obligations of each party to effect the Stock Purchase shall be subject to the fulfillment or waiver (where permissible) at or prior to the date of Closing of each of the following conditions:

                 (a) Nasdaq National Market Listing. The PEC Shares issuable on the date of Closing pursuant to this Agreement shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

                 (b) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Stock Purchase or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                 (c) Non-Competition Agreements. A Non-Competition Agreement in the respective forms attached hereto as Exhibits A(I) and A(II) shall have been executed and delivered by PEC and Lone Star, and S. Armour or
R.  Price, as the case may be.

                 (d) Employment Agreements. An Employment Agreement in the form attached hereto as Exhibit B(I) in the case of S. Armour, and in the form attached hereto as Exhibit B(II) in the case of R. Price shall have been executed and delivered by PEC and Lone Star and S. Armour or R. Price, as the case may be.

                 SECTION 5.2 Conditions to Obligation of the Shareholders to Effect the Stock Purchase. The obligation of the Shareholders to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that the Shareholders may waive any of such conditions in their sole discretion:

                 (a) Performance of Obligations; Representations and Warranties. PEC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing, each of the representations and warranties of PEC contained in this Agreement shall be true and correct on and as of the date of Closing as if made on and as of such date.

                 (b) Officers' Certificate. PEC shall have furnished to the Shareholders a certificate, dated the Closing, signed by the appropriate officers of PEC, certifying to the effect that, to the best of the knowledge and belief of each of them, the conditions set forth in Section 5.1 and Section 5.2(a) have been satisfied in full.

                 (c) Opinion of Baker & Hostetler LLP. The Shareholders shall have received an opinion from Baker & Hostetler LLP, counsel to PEC, dated the date of Closing, substantially to the effect that:

                          (i) The incorporation, existence and good standing of PEC are as stated in this Agreement; the authorized shares of PEC are as stated in this Agreement; all outstanding shares of PEC Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                          (ii) PEC has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by PEC, and (assuming due and valid authorization, execution and delivery by the Shareholders) constitutes the legal, valid and binding agreement of PEC, enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                          (iii) PEC has full corporate power and authority to execute, deliver and perform each of the Non-Competition Agreements and the Employment Agreements, and each of such Non-Competition Agreements has been duly authorized, executed and delivered by PEC and (assuming due and valid execution and delivery by Lone Star, S. Armour and R. Price of such Non-Competition Agreements and Employment Agreements) each constitutes the legal, valid and binding agreement of PEC, enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                          (iv) PEC has full corporate power and authority to execute, deliver and perform the Registration Rights Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by PEC and (assuming due and valid execution and delivery by S. Armour and R. Price of the Registration Rights Agreement) constitutes the legal, valid and binding agreement of PEC enforceable against PEC in accordance with its terms, except with respect to the indemnification provisions thereof, as to which no opinion will be expressed by such counsel, and except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                          (v) The execution and performance by PEC of this Agreement, the respective Non-Competition Agreements and Employment Agreements, and the Registration Rights Agreement, will not violate the Certificate of Incorporation or Bylaws of PEC, as the case may be, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which PEC is a party or by which it or any of its properties or assets may be bound.

                          (vi) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of PEC for the consummation of the transactions contemplated by this Agreement.

                          (vii) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened, against or affecting PEC by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                          (viii) The shares of PEC Common Stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

                          (ix) The PEC Shares have been authorized for listing on the Nasdaq National Market subject to official notice of issuance.

In rendering such opinion, counsel for PEC may rely as to matters of fact upon the representations of officers of PEC contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

                 (d) Registration Statement on Form S-3. PEC shall have filed a Registration Statement on Form S-3 with the SEC relating to the PEC Shares.

                 (e) Registration Rights Agreement. PEC shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C.

                 (f) Delivery of Stock Purchase Consideration. PEC shall have made delivery of the Stock Purchase Consideration.

                 SECTION 5.3 Conditions to Obligations of PEC to Effect the Stock Purchase. The obligations of PEC to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, provided that PEC may waive any such conditions in its sole discretion:

                 (a) Performance of Obligations; Representations and Warranties. The Shareholders shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing and each of the respective representations and warranties of the Shareholders contained in this Agreement shall be true and correct on and as of the Closing as if made on and as of such date.

                 (b) Officers' Certificate. The Shareholders shall have furnished to PEC a certificate, dated the Closing, certifying to the effect that, to the best of the knowledge and belief of the Shareholders, the conditions set forth in Section 5.1 and Section 5.3(a) have been satisfied.

                 (c) Opinion of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc. PEC shall have received an opinion of counsel from Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., counsel to the Shareholders and Lone Star, dated the Closing, substantially to the effect that:

                          (i) The incorporation, existences, good standing, and capitalization of Lone Star and Subsidiary are as stated in this Agreement; the authorized shares of Lone Star Common Stock and Subsidiary Common Stock are as stated in this Agreement; all outstanding shares of Lone Star Common Stock and Subsidiary Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of shareholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription, or other agreement or commitment obligating Lone Star or Subsidiary to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                          (ii) Each of the Shareholders has full power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Shareholders, and (assuming the due and valid authorization, execution and delivery by PEC) constitutes the legal, valid and binding agreement of each of the Shareholders enforceable against each of the Shareholders in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                          (iii)   The execution and performance by the
         Shareholders of this Agreement will not violate the Articles of Incorporation or Bylaws of Lone Star and, to the best knowledge of such counsel, will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which either of the Shareholders, Lone Star, or Subsidiary is a party or to which him or it or any of his or its properties or assets may be bound.

                          (iv) The respective Non-Competition Agreements and Employment Agreements dated the date of Closing among PEC, Lone Star and S. Armour or R. Price constitute the legal, valid and binding agreement of each of S. Armour and R. Price enforceable against S. Armour and R. Price in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity whether enforceability is considered in a proceeding in equity or at law.

                          (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of either of the Shareholders, Lone Star or Subsidiary for consummation of the transactions contemplated by this Agreement.

                          (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened, against or affecting either of the Shareholders, Lone Star, or Subsidiary by any Governmental Entity which seeks to restrain, prohibit or invalidate the transactions contemplated by the Agreement.

                 In rendering such opinion, counsel for the Shareholders and Lone Star may rely as to matters of fact upon the representations of officers of Lone Star and Subsidiary and of the Shareholders contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the laws of the United States of America and the State of Texas.

                 (d) Investment Representation Letter. Each of S. Armour and R. Price shall have executed and delivered an investment representation letter substantially in the form attached hereto as Exhibit D.

                 (e) Phase I Environmental Report. PEC shall have received a Phase I Environmental Report (at its expense) relating to the real property owned or leased by Lone Star or Subsidiary with conclusions satisfactory to PEC.

                 (f) Transfer of Mud-Tech Common Stock. All of the Mud-Tech Common Stock shall have been transferred to S. Armour and R. Price as specified in Section 3.1 hereof, and PEC shall have received copies of stock powers or other documents evidencing such transfer.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                 SECTION 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to PEC, to:

                               Patterson Energy, Inc.
                               4510 Lamesa Highway
                               P.O. Drawer 1416
                               Snyder, Texas   79550
                               Telecopier No. (915) 573-0281
                               Attention: Cloyce A. Talbott
                                          Chairman and Chief Executive Officer


                          with copies to:

                               Thomas H. Maxfield, Esq.
                               Baker & Hostetler LLP
                               303 East 17th Avenue, Suite 1100
                               Denver, Colorado   80203-1264
                               Telecopier No.:  (303) 861-2307

                 (b)      if to S. Armour, to:

                               Spencer D. Armour, III
                               4111 Cardinal Lane
                               Midland, Texas   79707
                               Telecopier No.:  (915) 684-7473
                          with copies to:

                               Jack D. Ladd, Esq.
                               Stubbeman, McRae, Sealy, Laughlin & Browder, Inc. Fasken Center - Tower Two
                               550 West Texas Avenue, Suite 800
                               P.O. Box 1540
                               Midland, Texas   79702
                               Telecopier No.:  (915) 682-1351

                 (c)      if to R. Price, to:

                               Richard G. Price
                               3708 Cardinal Lane
                               Midland, Texas   79707
                               Telecopier No.: (915) 684-7473

                          with copies to:

                               Jack D. Ladd, Esq.
                               Stubbeman, McRae, Sealy, Laughlin & Browder, Inc. Fasken Center - Tower Two
                               550 West Texas Avenue, Suite 800
                               P.O. Box 1540
                               Midland, Texas   79702
                               Telecopier No.:  (915) 682-1351

                 SECTION 6.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                 SECTION 6.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                 SECTION 6.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 6.2(b) and 6.3(b).

                 SECTION 6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 SECTION 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                 SECTION 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

                 SECTION 6.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 IN WITNESS WHEREOF, PEC, S. Armour and R. Price have executed this Agreement as of the date first written above.



                                     PEC:

                                     PATTERSON ENERGY, INC.



                                     By:
                                        ---------------------------------------
                                        James C. Brown
                                        Vice President - Finance




                                     ------------------------------------------
                                     SPENCER D. ARMOUR, III




                                     ------------------------------------------
                                     RICHARD G. PRICE

                                                                    EXHIBIT A(I)

                             PATTERSON ENERGY, INC.
                                      AND
                              LONE STAR MUD, INC.

                           NON-COMPETITION AGREEMENT



                 THIS NON-COMPETITION AGREEMENT is made and entered into this 5th day of January, 1998 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), LONE STAR MUD, INC., a Texas corporation ("Lone Star") wholly-owned by PEC, and SPENCER D. ARMOUR, III, an individual residing in Midland, Texas ("S. Armour").

                                   RECITALS:

                 A.       Simultaneously with the execution of this Agreement,
(i) PEC, S. Armour and Richard G. Price ("R. Price") have consummated the transactions contemplated by that certain Stock Purchase Agreement, dated January 5, 1998 (the "Stock Purchase Agreement"), among PEC, S. Armour, and R. Price, providing for, among other things, the purchase (the "Stock Purchase") by PEC of all of the issued and outstanding shares of capital stock of Lone Star; and (ii) PEC, Lone Star and S. Armour have entered into an employment agreement (the "Armour Employment Agreement").

                 B. S. Armour is or was an officer, a director and a stockholder of Lone Star.

                 C. The execution and delivery of this Agreement is a condition to the consummation of the Stock Purchase contemplated by the Stock Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                 1.       Period of Agreement and Compensation.

                 (a) The period of this Agreement shall commence on the date hereof and remain in effect through the first to occur of (i) termination of the Armour Employment Agreement either (A) by PEC or Lone Star without "Cause" as that term is defined in Section 11(a) of the Armour Employment Agreement or (B) by S. Armour as a result of a material breach of the Armour Employment Agreement by PEC or Lone Star pursuant to Section 11(b) thereof, or
(ii) November 1, 2004, unless Armour is still in the employ of PEC or Lone Star on that date, in which event this Agreement shall terminate on the second anniversary





                                   EX A(I)-1
of the termination of the employment of Armour with Lone Star and PEC (the "Non-Compete Period").

                 (b) As compensation to S. Armour for this Agreement, S. Armour shall be entitled to receive cash payable monthly at an annual rate of $10,000, except as provided below. Notwithstanding anything to the contrary, the compensation payable hereunder shall terminate upon (and not be payable after) expiration of the Armour Employment Agreement pursuant to Section 3 thereof or termination of the Armour Employment Agreement by Lone Star or S. Armour pursuant to Section 11 thereof or by S. Armour for any reason other than pursuant to Section 11 thereof, and S. Armour's obligations hereunder shall be unaffected and shall remain in full force and effect even though the compensation payable under this Section 1(b) has terminated as provided above.

                 2.       Covenant Not to Compete.

                 (a) S. Armour covenants and agrees that during the Non-Compete Period, S. Armour shall not, without the prior written consent of PEC and Lone Star, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the drilling fluids business (the "Competitive Business") within the states of Texas, New Mexico and Oklahoma or in any other states in which Lone Star is conducting the Competitive Business at the time of termination of the Armour Employment Agreement; provided, however, that S. Armour may (i) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or Lone Star or any affiliate of PEC or Lone Star with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which S. Armour is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which S. Armour is in breach of the terms of this section.

                 (b) It is understood by and between the parties hereto that the foregoing covenant by S. Armour not to enter into competition with PEC or Lone Star as set forth in Section 2(a) hereof is an essential element of this Agreement and the Stock Purchase Agreement and that, but for the agreement of S. Armour to comply with such covenant, neither PEC nor Lone Star would have agreed to enter into this Agreement or the Stock Purchase Agreement. PEC and Lone Star on the one hand and S. Armour on the other hand have independently





                                   EX A(I)-2
consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and Lone Star and their respective affiliates. S. Armour agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on S. Armour.

                 3.       Restrictions on Soliciting Business of PEC and Lone
                          Star.

                 S. Armour further covenants and agrees that during the Non-Compete Period, S. Armour will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and Lone Star:

                 (a) Solicit or hire any of the employees of PEC or Lone Star or solicit or take away any of PEC's or Lone Star's customers, lessors, or suppliers or attempt any of the foregoing:

                 (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 2 hereof; or

                 (c) Engage in any act which would interfere with or harm any business relationship PEC or Lone Star has with any customer, lessor, employee, principal or supplier.

                 4.       Specific Performance.

                 Without intending to limit the remedies available to PEC or Lone Star, S. Armour acknowledges that PEC or Lone Star will have no adequate remedies at law if S. Armour violates the terms of Section 2 or 3, hereof. In such event, S. Armour agrees that PEC or Lone Star shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or Lone Star from pursuing any other remedies available to PEC or Lone Star (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from S. Armour.

                 The provisions of this Section 4 shall survive the expiration, termination or cancellation of this Agreement.

                 5.       Attorneys Fees and Costs.

                 If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.





                                   EX A(I)-3

                 6.       Representations and Warranties of PEC, Lone Star and
S. Armour.

                 (a) Representations and Warranties of PEC and Lone Star. PEC and Lone Star hereby jointly and severally represent and warrant to S. Armour that: (i) they have all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and Lone Star;
(iii) the execution of this Agreement by PEC and Lone Star and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and Lone Star.

                 (b) Representations and Warranties of S. Armour. S. Armour hereby represents and warrants to PEC and Lone Star that: (i) S. Armour has the capacity and power to enter into and perform obligations of S. Armour under this Agreement; (ii) S. Armour has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of S. Armour hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of S. Armour.

                 7.       General Provisions.

                 (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                 (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                 (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                 (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.





                                   EX A(I)-4

                 (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or Lone Star may assign this Agreement to a subsidiary or affiliate without the prior written consent of S. Armour.

                 (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                 (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                 (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                 To PEC:        Patterson Energy, Inc.
                                4510 Lamesa Highway
                                P.O. Drawer 1410
                                Snyder, Texas   79550
                                Facsimile: (915) 573-0281
                                Attention: Cloyce A. Talbott
                                           Chairman and Chief Executive Officer

                 To Lone Star:  Lone Star Mud, Inc.
                                4510 Lamesa Highway
                                P.O. Drawer 1410
                                Snyder, Texas   79550
                                Facsimile: (915) 573-0281
                                Attention: Cloyce A. Talbott
                                           Chairman of the Board





                                   EX A(I)-5

                 To S. Armour:

                              Spencer D. Armour, III
                              4111 Cardinal Lane
                              Midland, Texas   79707

                 (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 (k) Effective Time. This Agreement shall become effective simultaneously with the Closing (as defined in the Stock Purchase Agreement) of the Stock Purchase.

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                       "PEC"

                                       PATTERSON ENERGY, INC.


                                       By:
                                          ------------------------------------
                                           James C. Brown
                                           Vice President - Finance

                                       "LONE STAR"

                                       LONE STAR MUD, INC.


                                       By:
                                          ------------------------------------
                                           James C. Brown
                                           Vice President - Finance

                                       "S. ARMOUR"



                                       ---------------------------------------
                                       Spencer D. Armour, III





                                   EX A(I)-6

                                                                   EXHIBIT A(II)

                             PATTERSON ENERGY, INC.
                                      AND
                              LONE STAR MUD, INC.

                           NON-COMPETITION AGREEMENT



                 THIS NON-COMPETITION AGREEMENT is made and entered into this 5th day of January, 1998 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), LONE STAR MUD, INC., a Texas corporation ("Lone Star") wholly-owned by PEC, and RICHARD G. PRICE, an individual residing in Midland, Texas ("R. Price").

                                   RECITALS:

                 A.       Simultaneously with the execution of this Agreement,
(I) PEC, Spencer D. Armour, III ("S. Armour") and R. Price have consummated the transactions contemplated by that certain Stock Purchase Agreement, dated January 5, 1998 (the "Stock Purchase Agreement"), among PEC, S. Armour and R. Price, providing for, among other things, the purchase (the "Stock Purchase) by PEC of all of the issued and outstanding shares of capital stock of Lone Star; and (ii) PEC, Lone Star and R. Price have entered into an employment agreement (the "Price Employment Agreement").

                 B. R. Price is or was an officer, a director and a stockholder of Lone Star.

                 C. The execution and delivery of this Agreement is a condition to the consummation of the Stock Purchase contemplated by the Stock Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

                 NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                 1.       Period of Agreement and Compensation.

                 (a) The period of this Agreement shall commence on the date hereof and remain in effect through the first to occur of (i) termination of the Price Employment Agreement either (A) by PEC or Lone Star without "Cause" as that term is defined in Section 11(a) of the Price Employment Agreement or (B) by R. Price as a result of a material breach of the Price Employment Agreement by PEC or Lone Star pursuant to Section 11(b) thereof, or and (ii) November 1, 2004, unless Price is still in the employ of PEC or Lone Star on that date, in which





                                   EX A(II)-1
event this Agreement shall terminate on the second anniversary of the termination of the employment of Price with Lone Star and PEC (the "Non-Compete Period").

                 (b) As compensation to R. Price for this Agreement, R. Price shall be entitled to receive cash payable monthly at an annual rate of $10,000, except as provided below. Notwithstanding anything to the contrary, the compensation payable hereunder shall terminate upon (and not be payable after) expiration of the Price Employment Agreement pursuant to Section 3 thereof or termination of the Price Employment Agreement by Lone Star or R. Price pursuant to Section 11 thereof or by R. Price for any reason other than pursuant to Section 11 thereof, and R. Price's obligations hereunder shall be unaffected and shall remain in full force and effect even though the compensation payable under this Section 1(b) has terminated as provided above.

                 2.       Covenant Not to Compete.

                 (a) R. Price covenants and agrees that during the Non-Compete Period, R. Price shall not, without the prior written consent of PEC and Lone Star, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of drilling fluids business (the "Competitive Business") within the states of Texas, New Mexico and Oklahoma or in any other in which PMC is conducting the Competitive Business at the time of termination of the Price Employment Agreement; provided, however, that R. Price may (i) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or Lone Star or any affiliate of PEC or Lone Star with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which R. Price is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which R. Price is in breach of the terms of this Section.

                 (b) It is understood by and between the parties hereto that the foregoing covenant by R. Price not to enter into competition with PEC or Lone Star as set forth in Section 2(a) hereof is an essential element of this Agreement and the Stock Purchase Agreement and that, but for the agreement of R. Price to comply with such covenant, neither PEC nor Lone Star would have agreed to enter into this Agreement or the Stock Purchase Agreement. PEC and Lone Star on the one hand and R. Price on the other hand have independently consulted with





                                   EX A(II)-2
their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and Lone Star and their respective affiliates. R. Price agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on R. Price.

                 3.       Restrictions on Soliciting Business of PEC and Lone
Star.

                 R. Price further covenants and agrees that during the Non-Compete Period, R. Price will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and Lone Star:

                 (a) Solicit or hire any of the employees of PEC or Lone Star or solicit or take away any of PEC's or Lone Star's customers, lessors, or suppliers or attempt any of the foregoing:

                 (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 2 hereof; or

                 (c) Engage in any act which would interfere with or harm any business relationship PEC or Lone Star has with any customer, lessor, employee, principal or supplier.

                 4.       Specific Performance.

                 Without intending to limit the remedies available to PEC or Lone Star, R. Price acknowledges that PEC or Lone Star will have no adequate remedies at law if R. Price violates the terms of Section 2 or 3, hereof. In such event, R. Price agrees that PEC or Lone Star shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or Lone Star from pursuing any other remedies available to PEC or Lone Star (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from R. Price.

                 The provisions of this Section 4 shall survive the expiration, termination or cancellation of this Agreement.

                 5.       Attorneys Fees and Costs.

                 If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.





                                   EX A(II)-3

                 6.       Representations and Warranties of PEC, Lone Star and
R. Price.

                 (a) Representations and Warranties of PEC and Lone Star. PEC and Lone Star hereby jointly and severally represent and warrant to R. Price that: (i) they have all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and Lone Star;
(iii) the execution of this Agreement by PEC and Lone Star and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and Lone Star.

                 (b) Representations and Warranties of R. Price. R. Price hereby represents and warrants to PEC and Lone Star that: (i) R. Price has the capacity and power to enter into and perform obligations of R. Price under this Agreement; (ii) R. Price has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of R. Price hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of R. Price.

                 7.       General Provisions.

                 (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

                 (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

                 (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

                 (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.





                                   EX A(II)-4

                 (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or Lone Star may assign this Agreement to a subsidiary or affiliate without the prior written consent of R. Price.

                 (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

                 (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

                 (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

                 To PEC:        Patterson Energy, Inc.
                                4510 Lamesa Highway
                                P.O. Drawer 1410
                                Snyder, Texas   79550
                                Facsimile:  (915) 573-0281
                                Attention:  Cloyce A. Talbott
                                            Chairman and Chief Executive Officer

                 To Lone Star:  Lone Star Mud, Inc.
                                4510 Lamesa Highway
                                P.O. Drawer 1410
                                Snyder, Texas   79550
                                Facsimile:  (915) 573-0281
                                Attention:  Cloyce A. Talbott
                                            Chairman of the Board





                                   EX A(II)-5

                 To R. Price:   Richard G. Price
                                3708 Cardinal Lane
                                Midland, Texas   79707


                 (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 (k) Effective Time. This Agreement shall become effective simultaneously with the Closing (as defined in the Stock Purchase Agreement) of the Stock Purchase.

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                       "PEC"

                                       PATTERSON ENERGY, INC.


                                       By:
                                          ------------------------------------
                                           James C. Brown
                                           Vice President - Finance

                                       "LONE STAR"

                                       LONE STAR MUD, INC.


                                       By:
                                          ------------------------------------
                                           James C. Brown
                                           Vice President - Finance


                                       "R. PRICE"



                                       ---------------------------------------
                                       Richard G. Price






                                   EX A(II)-6

                                                                    EXHIBIT B(I)

                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of January 5, 1998, by and between LONE STAR MUD, INC., a Texas corporation (hereinafter referred to as "Employer") wholly owned by Patterson Energy, Inc., a Delaware corporation ("PEC"), PEC and SPENCER D. ARMOUR, III of Midland, Texas (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

                 WHEREAS, Employee has served as the President of, and has been employed by, Employer from the inception of Employer in 1989, and

                 WHEREAS, Employer agrees to continue to employ Employee in the capacity of President of the Employer.

                 NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Employee and Employer hereby agree as follows:

                 1. Employment. Employer agrees to continue to employ Employee in the capacity of President of Employer subject to the terms and conditions hereinafter set forth. Employee hereby accepts such employment and agrees that he will, during the continuance hereof, devote his full time and attention and best talents and abilities to the duties of employment assigned to him for the term of this Agreement, and he will comply with the fiduciary duties of his position with Employer.

                 2. Duties. Employee shall have and perform the duties normally associated with those of the President of a corporation and such other duties as the Board of Directors of Employer or PEC may from time to time assign him. All duties assigned to Employee hereunder shall be performed in a manner reasonably satisfactory to the Board of Directors of Employer and PEC.

                 3. Term. The term of this Agreement shall begin on the date of this Agreement and shall end on December 31, 2002, subject to the terms and conditions hereinafter contained. The employment of Employee by Employer hereunder may thereafter be extended for additional terms of 12 months, each by mutual agreement of the parties subject to such adjustments in compensation and benefits as they may agree.

                 4. Place of Employment. Employer agrees that Employee will have his principal office at and will perform his principal duties at Employer's office, located in Midland, Texas. Notwithstanding the foregoing, Employee acknowledges that it may be necessary from time to time for him in the performance of his duties, to travel on behalf of the Company and to perform such duties while temporarily away from his principal office.





                                   EX B(I)-1

                 5. Compensation. As compensation to Employee for his performance of the services required hereunder, and for his acceptance of the responsibilities herein contained, and for his performance of all the additional obligations of employment, Employer agrees to pay and Employee agrees to accept the following salary, other compensation and benefits, in addition to any other compensation and benefits under this Agreement:

                 (a) Salary. Employee shall be entitled to receive a salary payable monthly at an annual rate of $115,000. The annual salary of Employee may be increased, in the sole discretion of the Board of Directors of Employer, from time to time, to reflect increases in the cost of living, profitability of Employer and overall performance of Employee. In addition the Board of Directors of Employer may, in its sole discretion, authorize the payment to Employee of a bonus to the extent that the respective Boards of Directors of Employer and PEC believe such a bonus is justified based on Employee's productivity and the profitability of Employer.

                 (b) Further Benefits. Employee shall be entitled to participate, as long as he is employed by Employer, in all employee benefit plans of Employer or of PEC for employees and executive officers of PEC and subsidiaries of PEC.

                 6. Vacations. Employee shall be entitled each calendar year to a vacation or vacations aggregating a total of ten working days (or a pro rata number of working days for any period less than a calendar year) and such public holidays as are provided by PEC to other employees of PEC or subsidiaries of PEC; provided that such number of working days for the first calendar year ending December 31, 1998, shall be reduced by the number of vacation days taken by Employee between January 1, 1998, and the date of this Agreement. Employer and Employee shall mutually agree as to when Employee may take his vacation or vacations. Unused vacation time shall not be carried forward to subsequent years.

                 7. Expenses. Employer shall pay or reimburse Employee for reasonable or necessary out-of-pocket expenses incurred by Employee in conjunction with the performance of his duties hereunder; provided that such expenses are properly documented in accordance with normal procedures of Employer.

                 8. Confidentiality. Employee acknowledges that information used by PEC and its subsidiaries, including Employer, in the conduct of their respective business is confidential information which is the sole and exclusive property of PEC and its subsidiaries. Employee agrees that he will not, during the term of this Agreement or at any time after the termination hereof, disclose any of such confidential information to any third party or use such confidential information in any way to compete with or to act in any other way adverse to Employer and its subsidiaries. Provisions of this paragraph shall not however apply to information which is or which becomes available to the general public through no fault of Employee. Upon termination of Employee's employment hereunder, regardless of the reason for such termination, Employee agrees promptly to deliver all tangible materials constituting confidential information and all other property of PEC and its subsidiaries, including Employer, to PEC.





                                   EX B(I)-2

                 9. Enforcement. The parties agree that upon any violation of the provisions of paragraph 8 hereof, monetary damages would be inadequate and difficult to ascertain. The parties therefore agree that upon the existence of any such violation or threatened violation, provided that Employer is not then in default hereunder, Employer may obtain a temporary restraining order, preliminary injunction or other appropriate that constitutes a felony in the jurisdiction involved not subject to further appeal or review, if such conviction or plea is injurious to Employer.

                 10. Withholding of Appropriate Taxes. It is understood and agreed by the parties hereto that Employer shall withhold appropriate taxes from compensation and with respect to any other economic benefits herein provided when such withholding is, in the reasonable judgment of PEC, required by law or regulation.

                 11.      Termination.

                 (a) By Employer. Employer may terminate this Agreement only for Cause (as defined below) upon 30 days prior written notice to Employee.

                           (i)    If the written notice is issued, such notice
shall specify that termination is being made for Cause and it shall state the basis therefor.

                          (ii)    For purposes of this Agreement, termination
for "Cause" shall mean termination because of:

                                  a.       The continued failure by Employee to
         substantially perform or the gross negligence in the performance of his duties hereunder after the Board of Directors of Employer or PEC has made a written demand for performance which specifically identifies the manner in which it believed that Employee has not substantially performed his duties.

                                  b.       The commission by Employee of a
         willful act of dishonesty or misconduct which is injurious to Employer, or the breach of a fiduciary duty to Employer.

                                  c.       A conviction or a plea of guilty or
         nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved not subject to further appeal or review, if such conviction or plea is injurious to Employer.

                                  d.       The commission by Employee of
         repeated acts of substance abuse which are injurious to Employer.

                 (b) By Employee. Employee shall have the right to terminate this Agreement only: (i) for cause, limited to a material breach of this Agreement by Employer or PEC which





                                   EX B(I)-3
remains uncured after reasonable notice; or (ii) upon the failure of either Cloyce A. Talbott or A. Glenn Patterson to serve as the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer of PEC.

                 12.      Miscellaneous.

                 (a) The rights and duties of either party under this Agreement shall not be assignable by either party except that this Agreement and all rights and obligations hereunder may be assigned by Employer to, and assumed by, any corporation or other business entity which succeeds to all or substantially all of the assets and business of Employer through merger, consolidation, acquisition of assets or other corporate reorganization.

                 (b) This Agreement and all provisions hereof shall bind and inure to the benefit of Employer, Employee and their respective personal representatives, heirs, successors and assigns.

                 (c) This Agreement and all questions arising hereunder shall be governed by the laws of the State of Texas.

                 (d) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severed or enforced to the extent possible and such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement.

                 (e) This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of Employee and constitutes the entire agreement with respect thereto. This Agreement may be amended or modified only by written agreement subscribed to by both of the parties hereto.

                 (f) The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

                 (g) All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to such other party as follows:

                 To Employee, to:          Spencer D. Armour, III
                                           4111 Cardinal Lane
                                           Midland, Texas  79707





                                   EX B(I)-4

                 To Employer, to:          Lone Star Mud, Inc.
                                           4510 Lamesa Highway
                                           P.O. Box 1416
                                           Snyder, Texas   79550
                                           Facsimile:  (915) 573-0281
                                           Attention:  Cloyce A. Talbott
                                                       Chairman of the Board

or at such other place as may be designated in writing by like notice. When notices addressed as required herein shall be deposited, postage prepaid, in the United States mail, and/or when Employer or Employee shall have delivered the same addressed as aforesaid to a telegraph office, toll prepaid, Employer or Employee shall be deemed to have delivered such notice.

                 (h) This Agreement shall become effective simultaneously with the Closing (as such term is defined in that certain Stock Purchase Agreement, dated January 5, 1998 (the "Stock Purchase Agreement), among PEC, Employee and Richard G. Price) of the purchase of all of the issued and outstanding shares of capital stock of Employer pursuant to the Stock Purchase Agreement.

                 IN WITNESS WHEREOF, Employee, Employer, and PEC have duly executed this Agreement.


                                     EMPLOYER:

                                     LONE STAR MUD, INC., a Texas corporation


                                     By:
                                        ---------------------------------------
                                              James C. Brown
                                              Vice President - Finance

                                     EMPLOYEE:


                                     ------------------------------------------
                                     SPENCER D. ARMOUR, III

                                     PEC:

                                     PATTERSON ENERGY, INC.


                                     By:
                                        ---------------------------------------
                                              James C. Brown
                                              Vice President - Finance





                                   EX B(I)-5

                                                                   EXHIBIT B(II)

                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of January 5, 1998, by and between LONE STAR MUD, INC., a Texas corporation (hereinafter referred to as "Employer") wholly owned by Patterson Energy, Inc., a Delaware corporation ("PEC"), PEC and RICHARD G. PRICE of Midland, Texas (hereinafter referred to as "Employee").


                              W I T N E S S E T H:

                 WHEREAS, Employee has served as the Vice President of, and has been employed by, Employer from the inception of Employer in 1989, and

                 WHEREAS, Employer agrees to continue to employ Employee in the capacity of Vice President of the Employer.

                 NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Employee and Employer hereby agree as follows:

                 1. Employment. Employer agrees to continue to employ Employee in the capacity of Vice President of Employer subject to the terms and conditions hereinafter set forth. Employee hereby accepts such employment and agrees that he will, during the continuance hereof, devote his full time and attention and best talents and abilities to the duties of employment assigned to him for the term of this Agreement, and he will comply with the fiduciary duties of his position with Employer.

                 2. Duties. Employee shall have and perform the duties normally associated with those of the President of a corporation and such other duties as the Board of Directors of Employer or PEC may from time to time assign him. All duties assigned to Employee hereunder shall be performed in a manner reasonably satisfactory to the Board of Directors of Employer and PEC.

                 3. Term. The term of this Agreement shall begin on the date of this Agreement and shall end on December 31, 2002, subject to the terms and conditions hereinafter contained. The employment of Employee by Employer hereunder may thereafter be extended for additional terms of 12 months, each by mutual agreement of the parties subject to such adjustments in compensation and benefits as they may agree.

                 4. Place of Employment. Employer agrees that Employee will have his principal office at and will perform his principal duties at Employer's office, located in Midland, Texas. Notwithstanding the foregoing, Employee acknowledges that it may be necessary from





                                   EX B(II)-1
time to time for him in the performance of his duties, to travel on behalf of the Company and to perform such duties while temporarily away from his principal office.

                 5. Compensation. As compensation to Employee for his performance of the services required hereunder, and for his acceptance of the responsibilities herein contained, and for his performance of all the additional obligations of employment, Employer agrees to pay and Employee agrees to accept the following salary, other compensation and benefits, in addition to any other compensation and benefits under this Agreement:

                 (a) Salary. Employee shall be entitled to receive a salary payable monthly at an annual rate of $115,000. The annual salary of Employee may be increased, in the sole discretion of the Board of Directors of Employer, from time to time, to reflect increases in the cost of living, profitability of Employer and overall performance of Employee. In addition the Board of Directors of Employer may, in its sole discretion, authorize the payment to Employee of a bonus to the extent that the respective Boards of Directors of Employer and PEC believe such a bonus is justified based on Employee's productivity and the profitability of Employer.

                 (b) Further Benefits. Employee shall be entitled to participate, as long as he is employed by Employer, in all employee benefit plans of Employer or of PEC for employees and executive officers of PEC and subsidiaries of PEC.

                 6. Vacations. Employee shall be entitled each calendar year to a vacation or vacations aggregating a total of ten working days (or a pro rata number of working days for any period less than a calendar year) and such public holidays as are provided by PEC to other employees of PEC or subsidiaries of PEC; provided that such number of working days for the first calendar year ending December 31, 1998, shall be reduced by the number of vacation days taken by Employee between January 1, 1998, and the date of this Agreement. Employer and Employee shall mutually agree as to when may take his vacation or vacations. Unused vacation time shall not be carried forward to subsequent years.

                 7. Employer shall pay or reimburse Employee for reasonable or necessary out-of-pocket expenses incurred by Employee in conjunction with the performance of his duties hereunder; provided that such expenses are properly documented in accordance with normal procedures of Employer.

                 8. Confidentiality. Employee acknowledges that information used by PEC and its subsidiaries, including Employer, in the conduct of their respective business is confidential information which is the sole and exclusive property of PEC and its subsidiaries. Employee agrees that he will not, during the term of this Agreement or at any time after the termination hereof, disclose any of such confidential information to any third party or use such confidential information in any way to compete with or to act in any other way adverse to Employer and its subsidiaries. Provisions of this paragraph shall not however apply to information which is or which becomes available to the general public through no fault of Employee. Upon termination of Employee's employment hereunder, regardless of the reason for such termination, Employee





                                   EX B(II)-2
agrees promptly to deliver all tangible materials constituting confidential information and all other property of PEC and its subsidiaries, including Employer, to PEC.

                 9. Enforcement. The parties agree that upon any violation of the provisions of paragraph 8 hereof, monetary damages would be inadequate and difficult to ascertain. The parties therefore agree that upon the existence of any such violation or threatened violation, provided that Employer is not then in default hereunder, Employer may obtain a temporary restraining order, preliminary injunction or other appropriate form of equitable relief from any court of competent jurisdiction.

                 10. Withholding of Appropriate Taxes. It is understood and agreed by the parties hereto that Employer shall withhold appropriate taxes from compensation and with respect to any other economic benefits herein provided when such withholding is, in the reasonable judgment of PEC, required by law or regulation.

                 11.      Termination.

                 (a) By Employer. Employer may terminate this Agreement only for Cause (as defined below) upon 30 days prior written notice to Employee.

                           (i)    If the written notice is issued, such notice
shall specify that termination is being made for Cause and it shall state the basis therefor.

                          (ii)    For purposes of this Agreement, termination
for "Cause" shall mean termination because of:

                                  a.       The continued failure by Employee to
         substantially perform or the gross negligence in the performance of his duties hereunder after the Board of Directors of Employer or PEC has made a written demand for performance which specifically identifies the manner in which it believed that Employee has not substantially performed his duties.

                                  b.       The commission by Employee of a
         willful act of dishonesty or misconduct which is injurious to Employer, or the breach of a fiduciary duty to Employer.

                                  c.       A conviction or a plea of guilty or
         nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved not subject to further appeal or review, if such conviction or plea is injurious to Employer.

                                  d.       The commission by Employee of
         repeated acts of substance abuse which are injurious to Employer.





                                   EX B(II)-3

                 (b) By Employee. Employee shall have the right to terminate this Agreement only: (i) for cause, limited to a material breach of this Agreement by Employer or PEC which remains uncured after reasonable notice; or (ii) upon the failure of either Cloyce A. Talbott or A. Glenn Patterson to serve as the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer of PEC.

                 12.      Miscellaneous.

                 (a) The rights and duties of either party under this Agreement shall not be assignable by either party except that this Agreement and all rights and obligations hereunder may be assigned by Employer to, and assumed by, any corporation or other business entity which succeeds to all or substantially all of the assets and business of Employer through merger, consolidation, acquisition of assets or other corporate reorganization.

                 (b) This Agreement and all provisions hereof shall bind and inure to the benefit of Employer, Employee and their respective personal representatives, heirs, successors and assigns.

                 (c) This Agreement and all questions arising hereunder shall be governed by the laws of the State of Texas.

                 (d) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severed or enforced to the extent possible and such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement.

                 (e) This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of Employee and constitutes the entire agreement with respect thereto. This Agreement may be amended or modified only by written agreement subscribed to by both of the parties hereto.

                 (f) The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

                 (g) All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by addressing same to such other party as follows:

                 To Employee, to:          Richard G. Price
                                           3708 Cardinal Lane
                                           Midland, Texas  79707





                                   EX B(II)-4

                 To Employer, to:          Lone Star Mud, Inc.
                                           4510 Lamesa Highway
                                           P.O. Drawer 1416
                                           Snyder, Texas   79550
                                           Facsimile:   (915) 573-0281
                                           Attention:   Cloyce A. Talbott
                                                        Chairman of the Board

or at such other place as may be designated in writing by like notice. When notices addressed as required herein shall be deposited, postage prepaid, in the United States mail, and/or when Employer or Employee shall have delivered the same addressed as aforesaid to a telegraph office, toll prepaid, Employer or Employee shall be deemed to have delivered such notice.

                 (h) This Agreement shall become effective simultaneously with the Closing (as such term is defined in that certain Stock Purchase Agreement, dated January 5, 1998 (the "Stock Purchase Agreement), among PEC, Spencer D. Armour, III and Employee) of the purchase of all of the issued and outstanding shares of capital stock of Employer pursuant to the Stock Purchase Agreement.

                 IN WITNESS WHEREOF, Employee, Employer, and PEC have duly executed this Agreement.


                                    EMPLOYER:

                                    LONE STAR MUD, INC., a Texas corporation


                                    By:
                                       ---------------------------------------
                                             James C. Brown
                                             Vice President - Finance

                                    EMPLOYEE:


                                    ------------------------------------------
                                    Richard G. Price

                                    PEC:

                                    PATTERSON ENERGY, INC.


                                    By:
                                       ---------------------------------------
                                             James C. Brown
                                             Vice President - Finance





                                   EX B(II)-5

                                                                       EXHIBIT C


                         REGISTRATION RIGHTS AGREEMENT


                 This Registration Rights Agreement ("Agreement") is made and entered into this 5th day of January, 1998, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and SPENCER D. ARMOUR, III ("S. Armour") and RICHARD G. PRICE ("R. Price"), each of whom is an individual residing in Midland, Texas.

                 A. Pursuant to that certain Stock Purchase Agreement dated of even date herewith ("Stock Purchase Agreement"), by and among PEC, S. Armour and R. Price, PEC has agreed to issue 285,664 shares ("Restricted Shares") of PEC's Common Stock, $0.01 par value (the "Common Stock"), as partial consideration for the purchase of all of the issued and outstanding capital stock of Lone Star Mud, Inc.

                 B. This Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Stock Purchase Agreement.

                 NOW, THEREFORE, the parties hereto agree as follows:

                 1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                          "Commission" shall mean the United States Securities
                 and Exchange Commission and any successor federal agency having similar powers.

                          "Holder" shall mean, with respect to the Restricted
                 Shares, S. Armour and R. Price and their respective successors and assigns.

                          "Person" shall mean an individual, a partnership, a
                 joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                          The terms "register," "registered," and
                 "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                          "Registration Expenses" shall mean all expenses
                 incident to PEC's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws and all reasonable printing expenses, messenger and delivery expenses, and





                                     EX C-1
                 fees and disbursements of counsel for PEC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Person retained by PEC (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that PEC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by PEC are then listed or on the NASD automated quotation system.

                          "Restricted Shares" shall include Common Stock issued
                 or issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

                          "Securities Act" shall mean the Securities Act of
                 1933, or any successor thereto, as the same shall be amended from time to time.

                 2. Restrictions on Transfer. The Restricted Shares were acquired by each of S. Armour and R. Price from PEC for investment for his own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. Each of S. Armour and R. Price acknowledges that the Restricted Shares are "restricted securities" within the meaning of the Securities Act.

                 3.       Registration Under Securities Act, etc.

                 3.1      Registration.

                 (a) Filing. Contemporaneously with the execution of this Agreement, PEC shall have filed a Registration Statement on Form S-3 (the "Form S-3") with the Commission covering the distribution of the Restricted Shares. PEC agrees to use its best efforts to have the Form S-3 declared effective.





                                     EX C-2

                 (b) Expenses. PEC shall pay all Registration Expenses in connection with the Form S-3.

                 3.2 Registration Procedures. Following the effective date of the Form S-3, PEC will promptly:

                 (a) prepare and file with the Commission such amendments and supplements to the Form S-3 and the prospectus used in connection therewith as may be necessary to keep the Form S-3 effective and to comply with the provisions of the Securities Act with respect to the disposition of the Restricted Shares until the earlier of (i) such time as all of such Restricted Shares have been disposed of in accordance with the intended methods of disposition by S. Armour and R. Price, or (ii) the expiration of twelve (12) months after such effective date and furnish to S. Armour and R. Price prior to the filing thereof a copy of any amendment or supplement to the Form S-3 or prospectus and shall not file any such amendment or supplement to which S. Armour and R. Price shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                 (b) furnish to each of S. Armour and R. Price one originally executed Form S-3, with all amendments, supplements and additional documentation; such number of conformed copies of such Form S-3 and of each such amendment and supplement thereto (in each case including all exhibits) as
S. Armour and R. Price may reasonably request; such number of copies of the prospectus included in the Form S-3 (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such Seller may reasonably request; such documents, if any, incorporated by reference in the Form S-3 or prospectus; and such other documents as S. Armour and R. Price, may reasonably request;

                 (c) use its best efforts to register or qualify the Restricted Shares and other securities covered by the Form S-3 under such other securities or blue sky laws of such jurisdictions as S. Armour and R. Price shall reasonably request, to keep such registration or qualification in effect for so long as the Form S-3 remains in effect, and do any and all other acts and things which may be necessary or advisable to enable S. Armour and R.
Price,   to consummate the disposition in such jurisdictions of the Restricted
Shares covered by the Form S-3, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(c) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                 (d) immediately notify S. Armour and R. Price at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus





                                     EX C-3
or Form S-3 to comply with law, and at the request of S. Armour and R. Price, prepare and furnish to S. Armour and R. Price a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or Form S-3, as amended or supplemented, will comply with law; and

                 (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of the Form S-3, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act.

                 4.       Indemnification.

                 4.1      Indemnification by PEC.

                 PEC will, and hereby does, indemnify and hold harmless S. Armour and R. Price or Holder or any director, trustee, officer, employee or controlling person of such holder against any losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which S. Armour and R. Price or Holder or any director, trustee, officer, employee or controlling person of such holder become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Restricted Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PEC will reimburse
S. Armour and R. Price or Holder or any director, trustee, officer, employee or controlling person of such holder or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that PEC shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by S. Armour and R. Price specifically stating that it is for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of S. Armour and R. Price and shall survive the transfer of such securities by S. Armour, R. Price or Holder.





                                     EX C-4

PEC will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by S. Armour and R. Price or Holder.

                 4.2      Indemnification by S. Armour and R. Price or Holder.

                 S. Armour and R. Price or Holder will, and each of them hereby does, severally indemnify and hold harmless PEC, each director of PEC, each officer of PEC who shall sign the registration statement covering resale of Restricted Shares by S. Armour and R. Price or Holder and each other person, if any, who controls PEC within the meaning of the Securities Act from and against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by S. Armour and R. Price or Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement up to the net proceeds received by S. Armour and R. Price or such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PEC or any such director, officer or controlling person and shall survive the transfer of such securities by S. Armour and R. Price or such Holder.

                 4.3      Notice of Claims, etc.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 4, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.





                                     EX C-5

                 4.4      Indemnification Unavailable.

                 If the indemnification provided for in this Section 4 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the foregoing, the liability of S. Armour and R. Price or a Holder under this Section 4.4 shall be limited to the net proceeds received by S. Armour and R. Price or such Holder (as the case may be).

                 4.5      No Settlement, etc.

                 No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action.

                 4.6      Indemnity Operative and in Full Force.

                 The indemnity and contribution agreements contained in this
Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement.





                                     EX C-6

                 5.       Rule 144.

                 5.1 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Shares to the public without registration, PEC shall use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of this Agreement;

                 (b) File with the Commission in a timely manner all reports and other documents required of PEC under the Securities Act and the Exchange Act; and

                 (c) So long as S. Armour and R. Price or Holder owns any Restricted Shares, furnish to S. Armour and R. Price or the Holder as soon as reasonably practicable after request a written statement by PEC as to its compliance with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of PEC filed with the Commission, and such other reports filed by PEC with the Commission.

                 5.2 Further Assurances. PEC shall take such action any Holder may reasonably request from time to time to enable S. Armour and R. Price or such Holder to sell Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon written request of S. Armour and R. Price or any Holder, PEC will deliver to S. Armour and R. Price or such Holder a written statement as to whether it has complied with such requirements.

                 6. Amendments and Waivers. This Agreement may be amended, and PEC may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if PEC shall have obtained the written consent to such amendment, action or omissions to act of S. Armour and
R. Price or Holders of at least 51% or more of the Restricted Shares.

                 7. Nominees for Beneficial Owners. In the event that any Restricted Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as S. Armour and
R. Price or the Holder of such Restricted Shares for purposes of any request or other action by S. Armour and R. Price or any Holder or Holders of Restricted Shares pursuant to this Agreement or any determination of any number or percentage of shares of Restricted Shares held by S. Armour and R. Price or any Holder or Holders of Restricted Shares contemplated by this Agreement. If the beneficial owner of any Restricted Shares so elects, PEC may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Restricted Shares.

                 8. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or courier addressed to:





                                     EX C-7

                 8.1 if to S. Armour and R. Price or any Holder, at the address provided to PEC in writing by S. Armour and R. Price or such Holder or as shown on stock transfer books of PEC unless S. Armour and R. Price or such Holder has advised PEC in writing of a different address as to which notices shall be sent to it under this Agreement, and

                 8.2 if to PEC, at 4510 Lamesa Highway, P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as PEC shall have furnished to S. Armour and R. Price or each Holder.

                 9. Successors and Assigns. PEC acknowledges and agrees that the registration rights granted to S. Armour and R. Price in this Agreement may be transferred and assigned by S. Armour and R. Price in connection with any valid sale and assignment of the Restricted Shares. All covenants and agreements in this Agreement by or on behalf of either of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement are for the benefit of S. Armour and R. Price or any Holder of Restricted Shares.

                 10. Miscellaneous. This Agreement embodies the entire agreement and understanding between PEC and the other parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.





                                     EX C-8

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                      PEC:

                                      PATTERSON ENERGY, INC.



                                      By:
                                               -------------------------------
                                               James C. Brown
                                               Vice President - Finance

                                      S. ARMOUR



                                      ----------------------------------------
                                      Spencer D. Armour, III


                                      R. PRICE



                                      ----------------------------------------
                                      Richard G. Price





                                     EX C-9

                                                                       EXHIBIT D
                                      FORM
                                       OF
                        INVESTMENT REPRESENTATION LETTER



                               January ___, 1998




Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


                 This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to closing by PEC of the purchase by PEC of all of the issued and outstanding capital stock of Lone Star Mud, Incorporated (the "Stock Purchase") contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement") among PEC, Spencer D. Armour, III and Richard G. Price. Capitalized terms not defined herein shall have the meaning given them in the Stock Purchase Agreement.

                 1.       Representations and Warranties.

                 The undersigned hereby represents and warrants to PEC that the following statements are true:

                 a. The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock to be issued by PEC as partial consideration for the Stock Purchase.

                 b. The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC, the business of PEC and the PEC Common Stock and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                 c. The undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under
Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may he sell or otherwise transfer the PEC Common Stock without registration under the Act (see paragraph (g) below).





                                     EX D-1

Patterson Energy, Inc.
January ___, 1998
Page 2


                 d. The undersigned represents that he will acquire the PEC Common Stock for his own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Common Stock will be predicated upon the undersigned's lack of such intention.

                 e. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                 f. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Common Stock.

                 g. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit C to the Stock Purchase Agreement, PEC is under no obligation to register the PEC Common Stock for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                 h. The undersigned represents that he has an individual net worth of at least $1,000,000.

                 i. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Common Stock pursuant to the Stock Purchase Agreement.

                 2.       Indemnification.

                 The undersigned agrees to indemnify and hold harmless PEC, the officers, directors and affiliates of PEC and each other person, if any, who controls either of them, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein.





                                     EX D-2

Patterson Energy, Inc.
January ___, 1998
Page 3


                 3.       Survival.

                 All representations, warranties and covenants contained in this letter shall survive the closing of the Stock Purchase.


                                                   Very truly yours,




                                                   By:
                                                      -------------------------






                                     EX D-3